Exhibit 10.1

INDUCEMENT AWARD AGREEMENT

(2019 Annual Award)

THIS INDUCEMENT AWARD AGREEMENT (this “Agreement”), effective as of April 15, 2019 (the “Effective Date”), represents the grant of restricted shares of Class A common stock, par value $.001 per share (“Restricted Shares”) of GameStop Corp. (the “Company”) to George Sherman (the “Participant”), subject to the terms and conditions set forth below. The Company and the Participant agree as follows:

1. Grant of Restricted Shares.

(a)    Initial Shares. The Company hereby grants to the Participant 503,356 Restricted Shares, subject to the terms and conditions of this Agreement.

(b)    Potential Additional Shares. Additional Restricted Shares may become issuable with respect to the portion of this Award described below in Section 2(a)(ii), to the extent the percentage of Shares earned exceeds 100% (based on the terms established by the Committee in accordance with Section 2(a)(ii)). Any such additional Restricted Shares that are earned will be issued automatically upon certification by the Committee of the performance results for the applicable period. Once issued, such additional Restricted Shares will be subject to the service-based vesting requirements described in Section 2(a)(ii), as well as all the other terms then applicable to this Award. For avoidance of doubt, the Participant will not have the rights of a stockholder (including voting rights) and will not be able to make a Section 83(b) election with respect to any such additional Restricted Shares unless and until those additional Shares are issued pursuant to this paragraph.

(c)    Incorporation of Plan Terms. This Award constitutes a non-plan “inducement award,” as contemplated by New York Stock Exchange Rule 303A.08, and is therefore not made pursuant to the GameStop Amended and Restated 2011 Incentive Plan (the “Plan”). Nonetheless, the terms and provisions of the Plan relating to restricted stock are hereby incorporated into this Agreement by this reference, as though fully set forth herein, as if this Award were granted pursuant to the Plan. Unless the context herein otherwise requires, the terms defined in the Plan shall have the same meanings herein. A copy of the Plan has been provided to the Participant along with this Agreement.

2. Vesting Period:

(a)    In General. Subject to the terms of this Agreement, the Restricted Shares granted hereunder shall vest as follows:

(i)    One-half of the Restricted Shares granted pursuant to Section 1(a) shall vest in equal annual installments on each of the first, second, and third anniversaries of the Effective Date.

(ii)    One-half of the Restricted Shares granted pursuant to Section 1(a) will be subject to the performance goals established by the Committee for the performance-based portion of the 2019 annual equity awards issued to the Company’s other named executive officers. Those performance goals will be memorialized and appended to this Agreement as Exhibit A promptly following their establishment. To the extent those Restricted Shares are not earned upon completion of the applicable performance period, those Shares will then be forfeited. To the extent those Restricted Shares are earned, they shall vest on the third anniversary of the Effective Date.

Subject to Sections 2(b) and 2(c), for vesting to occur on any specified date, the Participant must be continuously employed by or in service with the Company or any of its affiliates from the Effective Date through such date.

(b)    Acceleration. The vesting of this Award may be accelerated by the Committee in its discretion, pursuant to the Company’s Retirement Policy or otherwise, or may be subject to acceleration as set forth in the Participant’s employment agreement with the Company.

(c)    Termination Before Vesting. If the Participant’s employment or service with the Company terminates, any portion of this Award that is unvested as of the date of such termination shall be forfeited, unless otherwise provided in the Company’s Retirement Policy or the Participant’s employment agreement with the Company (if any).

(d)    Effect of a Change in Control. Unless otherwise specified in the Participant’s employment agreement with the Company (if any), the effect of a Change in Control on this Award will be determined by the Committee in its discretion. Without limiting the generality of the preceding sentence, if a Change in Control occurs prior to the end of the performance period applicable under Exhibit A, the Committee may choose to take any of the following actions with respect to the portion of this Award described in Section 2(a)(ii): (i) accelerate the end the performance period applicable under Exhibit A and adjust the performance goal stated on Exhibit A to reflect the abbreviated performance period, (ii) deem the portion of this Award described in Section 2(a)(ii) to have been earned at the target level of performance (100%), without regard to actual performance to date and in lieu of any opportunity for additional issuances pursuant to Section 1(b), or (iii) adjust the performance measure stated on Exhibit A to equitably reflect the effects of the Change in Control on the Company or its successor.

(e)    No Partial Shares. Any fractional Share otherwise vesting hereunder will be rounded down to the next whole Share.

3. Voting Rights. All Restricted Shares issued hereunder, whether vested or unvested, shall have full voting rights accorded to outstanding Shares.

4. Dividend Rights.

(a)    Cash Dividends. The Participant shall be entitled to receive any cash dividends or other distributions paid with respect to Restricted Shares granted hereunder, provided that such distributions shall accumulate and be paid to the Participant only upon the vesting of the Shares with respect to which such distributions were paid.

(b)    Non-Cash Dividends. Any Share dividends or other distributions or dividends of property other than cash with respect to Restricted Shares granted hereunder shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the Restricted Shares with respect to which such property was paid.

(c)    Dividend Equivalent Amounts. Any additional Restricted Shares issued pursuant to Section 1(b) will be credited with dividend equivalent amounts equal to any cash dividends that would have been paid with respect to an equal number of outstanding Shares between the Effective Date and the date such additional Restricted Shares are actually issued, and such dividend equivalent amounts will be paid to the Participant only upon the vesting of such additional Restricted Shares.

5. Nontransferability. The Restricted Shares granted hereby may not be assigned or transferred (other than by will or the laws of descent and distribution), pledged or sold, until such Shares have vested. No assignment or transfer of any Restricted Shares in violation of this Section 5, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest whatsoever.

6. Issuance of Restricted Shares. As soon as practicable after the date of this Agreement (in the case of Shares described in Section 1(a)) or as soon as practicable after the Committee’s certification of performance results (in the case of earned Shares issuable under Section 1(b), if any), the Company shall cause to be transferred on the books of the Company, Shares registered in the name of the Company, as nominee for the Participant, evidencing the Restricted Shares issued pursuant to this Agreement; provided, however, such Shares shall be subject to forfeiture to the Company retroactive to the date of grant, if this Agreement is not duly executed by the Participant and timely returned to the Company. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares, any share certificates representing such Restricted Shares shall be held in custody by the Company or its designee.

7. Administration. This Agreement and the rights of the Participant hereunder are subject to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of this Agreement, all of which shall be binding upon the Participant.

8. Adjustments. The number of Restricted Shares issued or issuable hereunder shall be subject to adjustment in accordance with Section 13.6 of the Plan.

9. Exclusion from Pension Computations. The Participant hereby agrees that any income or gain realized upon the receipt, vesting or payment of this Award is special incentive compensation and shall not be taken into account, to the extent permissible under applicable law, as “wages”, “salary” or “compensation” in determining the amount of any payment under any pension, retirement, incentive, profit sharing, bonus or deferred compensation plan of the Company or any of its affiliates.

10. Amendment. The Committee may, with the consent of the Participant or otherwise as permitted by the Plan, at any time or from time to time amend the terms and conditions of this Award. For the avoidance of doubt, the establishment, memorialization and incorporation of the performance goals contemplated by Section 2(a)(ii) herein shall not be deemed to be an amendment of this Award; therefore, consent of the Participant is not required.

11. Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed as follows: if to the Company, at its office at 625 Westport Parkway, Grapevine, Texas 76051, Attn: Human Resources, or at such other address as the Company by notice to the Participant may designate in writing from time to time; and if to the Participant, at the address shown below his or her signature below, or at such other address as the Participant by notice to the Company may designate in writing from time to time. Notices shall be effective upon receipt.

12. Withholding Taxes. The Company and any of its affiliates shall have the right to withhold from wages or other amounts otherwise payable to the Participant or otherwise require the Participant to pay, any federal, state, local or foreign income taxes, withholding taxes, or employment taxes required to be withheld by law or regulations (“Withholding Taxes”) arising as a result of the grant, vesting or payment of this Award, the making of an election under Section 83(b) (or any similar provision) of the Internal Revenue Code of 1986 (the “Code”), the payment of dividends or dividend equivalent amounts or any other taxable event occurring in connection with this Award. Except with respect to Withholding Taxes due in connection with an election under Section 83(b) of the Code, the Company, in its sole discretion, may elect to satisfy part or all of any obligation for Withholding Taxes by retaining a sufficient number of Shares that it would otherwise release from restriction on a particular vesting date with a fair market value equal to the amount of Withholding Taxes intended to be so satisfied (as determined by the Company in its sole discretion).

13. Registration; Legend. The Company may postpone the issuance and delivery of the Restricted Shares granted hereby until (a) the admission of such Shares to listing on any stock exchange or exchanges on which shares of the Company of the same class are then listed and (b) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable. The Participant shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Securities Act of 1933, as amended, to issue the Shares in compliance with the provisions of that or any comparable act.

The Company may cause the following or a similar legend to be set forth on each certificate representing Restricted Shares granted hereby unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO FORFEITURE AND OTHER LIMITATIONS AND RESTRICTIONS AS SET FORTH IN A LONG-TERM INCENTIVE AWARD AGREEMENT ON FILE WITH THE COMPANY. IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS ESTABLISHED BY AN OPINION FROM COUNSEL TO THE COMPANY.

14. Section 83(b) Election. If the Participant makes the election contemplated by Section 83(b) of the Code (a “Section 83(b) Election”) (or any similar provision of federal, state or local law) with respect to any Restricted Shares awarded hereunder, the Participant shall provide the Company with a copy of such election within 30 days after the issuance of such Shares (or such earlier date required by law) and otherwise comply with the provisions of this Section 14. On or prior to the date of filing of any Section 83(b) Election with respect to such Restricted Shares, Participant shall satisfy the Company’s Withholding Tax obligations with respect to such Section 83(b) Election by tendering payment to the Company, in readily available funds, of an amount equal to such Withholding Tax obligation (or enter into such other arrangement as shall be acceptable to the Company to satisfy such Withholding Tax obligation).

15. No Tax Advice. Participant hereby acknowledges that the Company has not provided any specific tax advice to Participant in connection with this Award. The Company makes no representations concerning the tax consequences of this Agreement. Participant will consult with his or her own tax advisors with respect to the tax consequences of this Award.

16. Miscellaneous.

(a)    This Agreement shall not confer upon the Participant any right to continuation of employment or service with the Company, nor shall this Agreement interfere in any way with the Company’s right to terminate the Participant’s employment or service at any time.

(b)    This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(c)    To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware.

(d)    The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

(e)    The Participant, every person claiming under or through the Participant, and the Company hereby waives to the fullest extent permitted by applicable law any right to a trial by jury with respect to any litigation directly or indirectly arising out of, under, or in connection with this Agreement.

(f)    The Award and any Shares of stock delivered hereunder will remain subject to any non-competition or other restrictive covenant agreement to which the Participant is a party and shall remain subject to any applicable forfeiture or clawback provisions as set forth in any such document and in any clawback policy maintained by the Company from time to time.

(g)    This Agreement, including terms of the Plan incorporated herein, contains the parties’ entire agreement regarding the Award evidenced hereby and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating hereto. Without limiting the generality of the foregoing, this Award is in satisfaction of, and hereby merges and supersedes, Section 3(d)(ii) of that certain Executive Employment Agreement between the Participant and the Company dated March 21, 2019.

17. Exculpation. This Award and all documents, agreements, understandings and arrangements relating hereto have been issued on behalf of the Company by officers acting on its behalf and not by any person individually. None of the officers, Directors or stockholders of the Company, nor the Directors, officers or stockholders of any affiliate of the Company, shall have any personal liability hereunder or thereunder. The Participant shall look solely to the assets of the Company for satisfaction of any liability of the Company in respect of this Award and will not seek recourse or commence any action against any of the Directors, officers or stockholders of the Company or any of the Directors, officers or stockholders of any affiliate, or any of their personal assets, for the performance or payment of any obligation hereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions between the parties hereto with respect to this Award.

18. Captions. The captions in this Agreement are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

19. Electronic Delivery of Documents. The Participant hereby authorizes the Company to deliver electronically any prospectuses or other documentation related to this Award, the Plan and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such plans or arrangements pursuant to federal or state laws, rules or regulations). For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Company’s Intranet site. Upon written request, the Company will provide to the Participant a paper copy of any document also delivered to the Participant electronically. The authorization described in this paragraph may be revoked by the Participant at any time by written notice to the Company.

IN WITNESS WHEREOF, the parties have each executed this Inducement Award Agreement on the date set forth below, respectively.

GAMESTOP CORP.

By:
Name:
Title:

Date:

ACCEPTED:

George Sherman

Address

City State Zip Code

Date

Exhibit A

Performance Goals

[to be determined at the time that 2019 annual equity awards are issued to other named executive officers]